Exhibit 3(f)

CERTIFICATE OF ELIMINATION OF
DESIGNATIONS OF PREFERRED STOCK
OF TEXAS INSTRUMENTS INCORPORATED

Pursuant to Section 151(g)
of the General Corporation Law
of the State of Delaware

TEXAS INSTRUMENTS INCORPORATED, a corporation organized and
existing under the laws of the State of Delaware, in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of
Delaware, hereby certifies as follows:

1. That the Company filed, in the office of the Secretary of
State of Delaware, certain Certificates of Designations which established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions, of the following series of the Company's preferred stock:

(a) Market Auction Preferred Stock, Series A (750 shares,
$25.00 par value), Market Auction Preferred Stock, Series B (750 shares,
$25.00 par value), and Market Auction Preferred Stock, Series C (750 shares,
$25.00 par value) (collectively, the "MAPS Series A, B and C") ( Certificate of Designations filed on March 3, 1986);

(b) Market Auction Preferred Stock, Series D (750 shares,
$25.00 par value) (the "MAPS Series D") (Certificate of Designations filed on
April 25, 1986);

(c) Convertible Money Market Cumulative Preferred TM
Stock, Series C-1 (750 shares, $25.00 par value), Convertible Money Market
Cumulative Preferred Stock, Series C- 2 (750 shares, $25.00 par value), and
Convertible Money Market Cumulative Preferred Stock, Series C-3 (750 shares,
$25.00 par value) (collectively, the "CMMP") (Certificate of Designation filed on March 12, 1987);

(d) Market Auction Preferred Stock, Series A-1 (750
shares, $25.00 par value), Market Auction Preferred Stock, Series B-1 (750 shares, $25.00 par value), and Market Auction Preferred Stock, Series D-1 (750 shares, $25.00 par value) (collectively, the "MAPS Series A-1, B-1 and D-1")
(Certificate of Designations filed on August 9, 1991);

(e) Money Market Cumulative Preferred Stock, Series 1 (712
shares, $25.00 par value) and Money Market Cumulative Preferred Stock, Series
2 (746 shares, $25.00 par value) (collectively, the "MMP") (Certificate of
Designations filed on August 9, 1991); and

(f) Series A Conversion Preferred Stock (3,000,000 shares,
$25.00 par value) (Certificate of Designations filed on September 17, 1991).

2. That no shares of said MAPS Series A, B and C, MAPS Series
D, CMMP, MAPS Series A-1, B-1 and D-1, MMP and Series A Conversion Preferred
Stock are outstanding and no shares thereof will be issued.

3. That, at a duly called meeting of the Board of Directors of the Company, the following resolution was adopted:

RESOLVED, that the appropriate officers of the Company are hereby authorized and directed to file a Certificate with the office of the Secretary of State of Delaware setting forth a copy of this resolution whereupon all reference to the following series of stock, no shares of which are outstanding and no shares of which will be issued, shall be eliminated from the Restated Certificate of Incorporation, as amended, of the Company: (a) Market Auction
Preferred Stock, Series A, Series B and Series C ($25.00 par
value), as established by a Certificate of Designations filed in the office of the Secretary of State of Delaware on March 3, 1986;
(b) Market Auction Preferred Stock, Series D ($25.00 par value), as established by a Certificate of Designations filed in the office of the Secretary of State of Delaware on April 25, 1986;
(c) Convertible Money Market Cumulative Preferred TM Stock, Series
C-1 ($25.00 par value), Convertible Money Market Cumulative
Preferred Stock, Series C-2 ($25.00 par value), and Convertible
Money Market Cumulative Preferred Stock, Series C-3 ($25.00 par
value), as established by a Certificate of Designation filed in the office of the Secretary of State of Delaware on March 12,
1987; (d) Market Auction Preferred Stock, Series A-1, Series B-1
and Series D-1 ($25.00 par value), as established by a Certificate of Designations filed in the office of the Secretary of State of
Delaware on August 9, 1991; (e) Money Market Cumulative Preferred
Stock, Series 1 and Series 2 ($25.00 par value), as established by a Certificate of Designations filed in the office of the Secretary of State of Delaware on August 9, 1991; and (f) Series A
Conversion Preferred Stock, ($25.00 par value), as established by a Certificate of Designations filed in the office of the Secretary of State of Delaware on September 17, 1991.

4. That, accordingly, all reference to the MAPS Series A, B and
C, MAPS Series D, CMMP, MAPS Series A-1, B-1 and D-1, MMP and Series A
Conversion Preferred Stock of the Company be, and it hereby is, eliminated from the Restated Certificate of Incorporation, as amended, of the Company.

IN WITNESS WHEREOF, TEXAS INSTRUMENTS INCORPORATED has caused this
Certificate to be signed by Richard J. Agnich, Senior Vice President, and attested by O. Wayne Coon, its Assistant Secretary, as of this 18th day of
March, 1994.

TEXAS INSTRUMENTS INCORPORATED

By: /s/RICHARD J. AGNICH
---------------------
Senior Vice President